EXHIBIT 10.197

                                                                        RING PLC

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Ring PLC

We have audited the accompanying consolidated balance sheets as at 30 June 2000 and 30 June 1999 and the related consolidated profit and loss accounts, statements of total recognised gains and losses, reconciliation of movements in shareholders' funds and cash flow statements for each of the years in the three year period ended 30 June 2000 appearing in Exhibit EX-10.197. These consolidated financial statements are the responsibility of the management of Ring PLC. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom which are substantially equivalent to the standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ring PLC at 30 June 2000 and 30 June 1999 and the consolidated results of its operations, total recognised gains and losses, changes in shareholders' funds and cash flows for each of the years in the three year period ended 30 June 2000 in conformity with generally accepted accounting principles in the United Kingdom.

Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States of America. Application of generally accepted accounting principles in the United States of America would have affected the results of operations and cash flows for each of the years in the two year period ended 30 June 2000 and shareholders' funds as of 30 June 1999 and 30 June 2000 to the extent summarised in note 28 to the consolidated financial statements.



/s/ KPMG Audit Plc

Chartered Accountants
Registered Auditor
                                                               18 September 2000
Leeds, England

                                                                        RING PLC

CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE YEARS ENDED 30 JUNE

                                              Continuing    Discontinued
                                              operations     operations            2000         1999          1998
                                                /pound         /pound             /pound       /pound        /pound
                                               sterling/      sterling/          sterling/    sterling/     sterling/
                                                 '000           '000        Note   '000         '000          '000
TURNOVER                                       76,686           1,816        2     78,502       74,612        77,857
Cost of sales                                 (50,965)         (1,218)       3    (52,183)     (52,182)      (53,452)
                                              -----------------------             ----------------------------------
GROSS PROFIT                                   25,721             598              26,319       22,430        24,405
Operating costs                               (23,449)           (596)       3    (24,045)     (18,963)      (21,355)
                                              -----------------------             ----------------------------------
OPERATING PROFIT                                2,272               2               2,274        3,467         3,050
                                              -----------------------             ----------------------------------

EXCEPTIONAL ITEMS                                                            4       (986)         (20)      (18,159)
                                                                                  ----------------------------------
PROFIT/(LOSS) ON ORDINARY ACTIVITIES
BEFORE INTEREST                                                                     1,288        3,447       (15,109)

Interest receivable                                                          7          9           40             4

Interest payable                                                             7       (254)        (265)         (757)
                                                                                  ----------------------------------
PROFIT/(LOSS) ON ORDINARY ACTIVITIES
BEFORE TAXATION                                                                     1,043        3,222       (15,862)

Tax on profit/(loss) on ordinary activities                                  8       (881)      (1,037)         (438)
                                                                                  ----------------------------------
PROFIT/(LOSS) ON ORDINARY ACTIVITIES
AFTER TAXATION                                                                        162        2,185       (16,300)

Minority interest                                                                       -            -           (12)
                                                                                  ----------------------------------
PROFIT/(LOSS) FOR THE FINANCIAL YEAR                                                  162        2,185       (16,312)

Dividends - non-equity shares                                                9       (511)        (543)         (509)
Dividends - equity shares                                                    9          -         (696)         (634)
                                                                                  ----------------------------------
(ACCUMULATED DEFICIT)/RETAINED PROFIT
FOR THE FINANCIAL YEAR                                                               (349)         946       (17,455)
                                                                                  ----------------------------------

There is no material difference between the reported profits and the historical cost profits for these years.

                                                                        RING PLC

CONSOLIDATED BALANCE SHEETS

                                                                      30 June      30 June
                                                                        2000         1999
                                                                       /pound       /pound
                                                                      sterling/    sterling/
                                                               Note     '000         '000
FIXED ASSETS
Intangible assets                                               10      2,142        2,258
Tangible assets                                                 11      3,361        3,225
Investments                                                     12        305          299
                                                                      ---------    ---------
                                                                        5,808        5,782
                                                                      ---------    ---------
CURRENT ASSETS
Stocks                                                          13     12,949       11,838
Debtors: amounts falling due within one year                    14     15,462       14,965
         amounts falling due after more than one year           14        113          140
Cash at bank and in hand                                                  311        2,338
                                                                      ---------    ---------
                                                                       28,835       29,281
Creditors: amounts falling due within one year                  15    (22,082)     (21,769)
                                                                      ---------    ---------
NET CURRENT ASSETS                                                      6,753        7,512
                                                                      ---------    ---------
TOTAL ASSETS LESS CURRENT LIABILITIES                                  12,561       13,294

CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR         16       (413)        (546)

MINORITY INTERESTS - NON-EQUITY SHARES                          18        (99)        (743)
                                                                      ---------    ---------
NET ASSETS                                                             12,049       12,005
                                                                      ---------    ---------
CAPITAL AND RESERVES
Called-up share capital - equity shares                         19     19,823       19,823
                        - non-equity shares                     19      2,386        2,386
                                                                      ---------    ---------
                                                                       22,209       22,209
Share premium account                                           20     10,405       10,405
Other reserves                                                  20      1,050        1,050
Profit and loss account                                         20    (21,615)     (21,659)
                                                                      ---------    ---------
TOTAL SHAREHOLDERS' FUNDS                                              12,049       12,005
                                                                      ---------    ---------

                                                                        RING PLC

OTHER PRIMARY STATEMENTS

STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

                                                     2000        1999        1998
                                                    /pound      /pound      /pound
                                                   sterling/   sterling/   sterling/
                                                     '000        '000        '000
Profit/(loss) for the financial year                   162       2,185     (16,312)
Exchange differences - overseas subsidiaries            --          --          (6)
                                                   -------------------------------
Total recognised gains and losses relating
  to the financial year                                162       2,185     (16,318)
                                                   -------------------------------

RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                     2000        1999        1998
                                                    /pound      /pound      /pound
                                                   sterling/   sterling/   sterling/
                                                     '000        '000        '000
Profit/(loss) for the financial year                   162       2,185     (16,312)
Dividends                                             (511)     (1,239)     (1,143)
                                                   -------------------------------
                                                      (349)        946     (17,455)

Goodwill reinstated on disposals                       393          --      23,514
Other recognised gains and losses                       --          --          (6)
                                                   -------------------------------
Net increase in shareholders' funds                     44         946       6,053
Opening shareholders' funds                         12,005      11,059       5,006
                                                   -------------------------------
Closing shareholders' funds                         12,049      12,005      11,059
                                                   -------------------------------
Attributable to:
Equity share interests                               9,663       9,619       8,673
Non-equity share interests                           2,386       2,386       2,386
                                                   -------------------------------
                                                    12,049      12,005      11,059
                                                   -------------------------------

                                                                        RING PLC

CONSOLIDATED CASH FLOW STATEMENTS
FOR THE YEARS ENDED 30 JUNE

                                                                             2000       1999        1998
                                                                            /pound     /pound      /pound
                                                                           sterling/  sterling/   sterling/
                                                                             '000       '000        '000
Cash flow from operating activities (note 22)                                 840       3,858      4,403
Returns on investments and servicing of finance (note 23)                    (780)       (742)    (1,522)
Taxation                                                                     (419)       (663)      (909)
Capital expenditure and financial investment (note 23)                       (676)       (441)        78
Acquisitions and disposals (note 23)                                          618      (1,647)    13,433
Equity dividends paid                                                        (696)       (634)        --
                                                                           -----------------------------
CASH (OUTFLOW)/INFLOW BEFORE FINANCING                                     (1,113)       (269)    15,483

Financing (Note 23)
Repayment of debt                                                            (716)     (1,741)    (6,603)
Redemption of preference shares in subsidiary undertakings                   (644)         --         --
                                                                           -----------------------------
(DECREASE)/INCREASE IN CASH IN THE YEAR                                    (2,473)     (2,010)     8,880
                                                                           -----------------------------

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET (DEBT)/FUNDS:

                                                                             2000       1999        1998
                                                                            /pound     /pound      /pound
                                                                           sterling/  sterling/   sterling/
                                                                             '000       '000        '000
(Decrease)/increase in cash in the year                                    (2,473)     (2,010)     8,880
Cash outflow from decrease in debt and lease financing                        716       1,741      6,603
                                                                           -----------------------------
Change in net debt resulting from cash flows                               (1,757)       (269)    15,483
Loans and finance leases acquired with subsidiary undertakings                 --          (4)        --
Loans and finance leases transferred on sale of subsidiary undertakings        --          --        235
New finance leases                                                           (477)       (880)      (506)
Translation difference                                                         --          --         (2)
                                                                           -----------------------------
Movement in net debt in the year                                           (2,234)     (1,153)    15,210
Net funds/(debt) at 1 July                                                  1,084       2,237    (12,973)
                                                                           -----------------------------
Net (debt)/funds at 30 June                                                (1,150)      1,084      2,237
                                                                           -----------------------------
                                                                             2000       1999        1998
                                                                            /pound     /pound      /pound
                                                                           sterling/  sterling/   sterling/
                                                                             '000       '000        '000
NET (DEBT)/FUNDS IS COMPRISED OF:
Bank overdraft and short term loans net of cash at bank                      (205)      2,268      4,278
Other secured bank loans                                                       --        (142)    (1,371)
Other loans                                                                    --          (4)        (8)
Obligations under finance leases                                             (945)     (1,038)      (662)
                                                                           -----------------------------
Net (debt)/funds at 30 June                                                (1,150)      1,084      2,237
                                                                           -----------------------------

                                                                        RING PLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. ACCOUNTING POLICIES

The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the financial statements, except for the adoption of new financial reporting standards introduced in the year. The effect of these are disclosed where relevant.

ACCOUNTING CONVENTION

The accounts are prepared under the historical cost convention and in accordance with applicable accounting standards. These financial statements are prepared in accordance with generally accepted accounting principles (GAAP) in the United Kingdom (UK). A summary of the differences between UK GAAP and US GAAP, as applicable to Ring plc is set out in Note [ ].

BASIS OF CONSOLIDATION

The consolidated accounts incorporate the accounts of Ring plc (the Company) and each of its subsidiary undertakings for the year ended 30 June. The results of subsidiary undertakings acquired or disposed of during the year, and requiring to be acquisition accounted, are included in the consolidated profit and loss account from or up to the effective date of acquisition or disposal.

TURNOVER

Turnover comprises the invoiced value of goods and services supplied by the Group, net of VAT and intra-group transactions.

LEASED ASSETS

Assets held under leasing arrangements that give rights approximating to ownership are capitalised as finance leases. The amount capitalised is the present value of the minimum payments payable during the term of each lease. The corresponding leasing commitments are included in creditors. The interest element of the rental obligations is charged to the profit and loss account using the annuity method.

Rentals in respect of all other leases are charged to the profit and loss account on a straight line basis over the lease term.

DEPRECIATION

Freehold and long leasehold land is not depreciated. Depreciation on other assets is calculated to write off the cost on a straight line basis over the estimated useful lives, at the following rates:

Freehold buildings             - 50 years
Short leasehold property       - over period of lease
Plant and equipment            - 3 - 5 years
Motor vehicles                 - 4 - 5 years

Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets.

STOCKS

Stocks are valued at the lower of cost, on a first in first out basis, and net realisable value after making due allowance for any obsolete or slow moving items. In the case of finished goods, cost comprises direct materials, direct labour and an appropriate proportion of production overheads.

                                                                        RING PLC

NOTES TO THE FINANCIAL STATEMENTS

DEFERRED TAXATION

Provision is made for deferred taxation, using the liability method, on all timing differences to the extent that it is probable that the liability or asset will crystallise.

PENSION BENEFITS

Pension benefits are funded over the employees' periods of service. Contributions to certain personal pension policies are charged to the profit and loss account as incurred.

GOODWILL

Following the issuance of FRS 10 "Goodwill and Intangible Assets" goodwill arising on acquisitions during the year ended 30 June 1999 and thereafter, being the excess of the fair value of the purchase consideration over the fair value of the net assets at the time of the purchase of business, is capitalised and amortised over a maximum estimated useful life of 20 years on a straight line basis. Goodwill written off in prior years will not be re-stated except in the event of a business with related goodwill being sold, where goodwill is written back in calculating the profit or loss on disposal. In the event of a business being sold when goodwill has been capitalised the associated goodwill is written off in the profit and loss account. The directors consider annually whether a provision against the value of goodwill on an individual investment basis is required.

FOREIGN CURRENCY TRANSLATION

Transactions denominated in foreign currency are translated into sterling at either the rate of exchange ruling on the date of the transaction or at the exchange rate of a forward foreign currency contract taken out to cover that transaction. On consolidation, foreign currency values in the profit and loss accounts of overseas subsidiaries are translated into sterling at the average rate of exchange ruling throughout the year. Foreign currency values in the balance sheets of overseas subsidiary companies are translated at the rates of exchange ruling at the balance sheet date. The difference between the average rate and closing rate for the profit and loss account is taken to reserves.

                                                                        RING PLC

NOTES TO THE FINANCIAL STATEMENTS

2 SEGMENTAL ANALYSIS

An analysis of turnover and operating profit (net of allocation of head office costs) by segment and by geographical location is:

                                          2000                  1999                   1998
                                              Operating             Operating             Operating
                                   Turnover    profit    Turnover    profit    Turnover    profit
                                    /pound     /pound     /pound     /pound     /pound     /pound
                                   sterling/  sterling/  sterling/  sterling/  sterling/  sterling/
                                     '000       '000       '000       '000       '000       '000

Continuing operations
Distribution                       76,686       2,272     70,387      3,630     64,895       3,321
                                   ---------------------------------------------------------------
Discontinued operations
Engineering                            --          --         --         --      8,119         259
Distribution                        1,816           2      4,225       (163)     4,248           5
Other                                  --          --         --         --        595        (535)
                                   ---------------------------------------------------------------
                                    1,816           2      4,225       (163)    77,857        (271)
                                   ---------------------------------------------------------------
Total                              78,502       2,274     74,612      3,467     77,857       3,050
                                   ---------------------------------------------------------------
Geographical location by origin
United Kingdom                     78,502       2,274     74,612      3,467     75,676       3,201
Rest of Europe                         --          --         --         --        418        (148)
North America                          --          --         --         --      1,173         (30)
Rest of World                          --          --         --         --        590          27
                                   ---------------------------------------------------------------
                                   78,502       2,274     74,612      3,467     77,857       3,050
                                   ---------------------------------------------------------------
Tumover by destination
United Kingdom                     75,102                 71,259                72,189
Rest of Europe                      2,550                  2,365                 2,834
Far and Middle East                   214                    105                   288
North America                         327                    458                 1,621
Rest of World                         309                    425                   925
                                   -------               -------                ------
                                   78,502                 74,612                77,857
                                   -------               -------                ------

In the opinion of the directors, there was only one segment of trade at 30 June 2000, 30 June 1999 and 30 June 1998 and that all the net assets were utilised in that trade.

                                                                        RING PLC

NOTES TO THE FINANCIAL STATEMENTS

3 COST OF SALES AND OPERATING COSTS

                                           2000                              1999                                1998
                           Continuing  Discontinued           Continuing  Discontinued            Continuing  Discontinued
                           operations   operations    Total   operations   operations    Total    operations   operations    Total
                             /pound      /pound      /pound     /pound      /pound      /pound     /pound       /pound      /pound
                            sterling/   sterling/   sterling/  sterling/   sterling/   sterling/  sterling/    sterling/   sterling/
                              '000        '000        '000       '000        '000        '000       '000         '000        '000
Cost of sales                50,965         1,218    52,183     49,168       3,014      52,182     45,782        7,670      53,452
                           -------------------------------------------------------------------------------------------------------
Operating costs:
Distribution costs            8,625           149     8,774      6,363         371       6,734      5,441        1,294       6,735
Selling & marketing costs     9,610           217     9,827      6,071         661       6,732      5,144        1,549       6,693
Administrative costs          4,633           230     4,863      4,985         447       5,432      5,207        2,410       7,617
Amortisation of goodwill        116            --       116         65          --          65         --           --          --
                           -------------------------------------------------------------------------------------------------------
                             22,984           596    23,580     17,484       1,479      18,963     15,792        5,253      21,045
Exceptional costs               465            --       465         --          --          --         --          310         310
                           -------------------------------------------------------------------------------------------------------
                             23,449           596    24,045     17,484       1,479      18,963     15,792        5,563      21,355
                           -------------------------------------------------------------------------------------------------------

The exceptional costs in the year ended 30 June 2000 relate to professional costs incurred by the Company during the acquisition by Catalina Lighting, Inc. The exceptional costs in the year ended 30 June 1998 were redundancy costs connected with the disposal of the non-distribution businesses.

Operating costs are stated after charging/(crediting):

                                                                       2000       1999       1998
                                                                      /pound     /pound     /pound
                                                                     sterling/  sterling/  sterling/
                                                                       '000       '000       '000
Hire of plant, equipment and vehicles under operating leases           473         352       472
Leasehold property rents (net of rents received)                       690         471       528
Auditors' remuneration                                                  60          60        52
Other fees paid to KPMG Audit Plc and its associates                    64          44        10
Profit on the disposal of tangible fixed assets                        (26)        (70)       --
Depreciation                                                         1,006       1,040     1,376

4 EXCEPTIONAL ITEMS

                                                                       2000       1999       1998
                                                                      /pound     /pound     /pound
                                                                     sterling/  sterling/  sterling/
                                                                       '000       '000       '000
Loss on sale of discontinued activities (note 21)                     (366)         --     (18,159)
Additional consideration from the sale of the Engineering               --          --          --
  Division following the release of the warranty retention              --         500          --
Additional pension liabilities relating to the sale of the
  Engineering Division (note 25)                                      (620)       (520)         --
                                                                    -------------------------------
                                                                      (986)        (20)    (18,159)
                                                                    -------------------------------

                                                                        RING PLC

NOTES TO THE FINANCIAL STATEMENTS

5 STAFF COSTS AND NUMBERS

                                                                       2000       1999       1998
                                                                      /pound     /pound     /pound
                                                                     sterling/  sterling/  sterling/
                                                                       '000       '000       '000
Wages                                                                 7,992      7,889      10,296
Social security costs                                                   714        686         904
Other pension costs                                                     225        187         369
                                                                     ------------------------------
                                                                      8,931      8,762      11,569
                                                                     ------------------------------

The average number of persons employed by the Group during the year, including directors, was as follows:

                                                                       Number      Number      Number
Selling and marketing                                                   170         156         149
Distribution and production                                             229         243         403
Administration                                                           94         101         163
                                                                     -------------------------------
                                                                        493         500         715
                                                                     -------------------------------

6 EMOLUMENTS OF DIRECTORS

                                                                       2000       1999       1998
                                                                      /pound     /pound     /pound
                                                                     sterling/  sterling/  sterling/
                                                                       '000       '000       '000
Emoluments                                                              351        389         351
Contributions to money purchase schemes                                  26         23          20
                                                                     ------------------------------
                                                                        377        412         371
                                                                     ------------------------------

Directors' emoluments excluding pension contributions were:
a) Year ended 30 June 2000

                                                   Basic salary
                                                     and fees       Annual bonus     Benefits     Total 2000
                                                      /pound          /pound          /pound        /pound
                                                     sterling/       sterling/       sterling/     sterling/
                                                      '000             '000           '000           '000
Executive Directors
JM Hall                                                155                --              13           168
AF Welham                                              100                --              12           112

Non-Executive Directors
K Jackson                                               35                --              --            35
BP Doe                                                  18                --              --            18
RG Hardie                                               18                --              --            18
                                                   ---------------------------------------------------------
Total                                                  326                --              25           351
                                                   ---------------------------------------------------------

                                                                        RING PLC

b) Year ended 30 June 1999

                                                   Basic salary
                                                     and fees       Annual bonus     Benefits     Total 1999
                                                      /pound          /pound          /pound        /pound
                                                     sterling/       sterling/       sterling/     sterling/
                                                      '000             '000           '000           '000
Executive Directors
JM Hall                                                140                42              14           196
AF Welham                                               91                29              12           132

Non-Executive Directors
K Jackson                                               27                --              --            27
BP Doe                                                  17                --              --            17
RG Hardie                                               17                --              --            17
                                                   ---------------------------------------------------------
Total                                                  292                71              26           389
                                                   ---------------------------------------------------------


c) Year ended 30 June 1998

                                                   Basic salary
                                                     and fees       Annual bonus     Benefits     Total 1998
                                                      /pound          /pound          /pound        /pound
                                                     sterling/       sterling/       sterling/     sterling/
                                                      '000             '000           '000           '000
Executive Directors
JM Hall                                                124                --              13           137
AF Welham (appointed 22 October 1997)                   59                --               8            67
RE Richardson (resigned 21 August 1997)                 18                --               2            20
MA Fawcett (resigned 22 October 1997)                   26                --              11            37
DW Hammond (resigned 22 October 1997)                   36                --              --            36

Non-Executive Directors
K Jackson (appointed 10 November 1997)                  17                --              --            17
BP Doe (appointed 2 February 1998)                       7                --              --             7
RG Hardie (appointed 2 February 1998)                    7                --              --             7
WA McClue (resigned 30 January 1998)                    12                --               1            13
RJJ Wickham (resigned 30 January 1998)                  10                --              --            10
                                                   ---------------------------------------------------------
Total                                                  316                --              35           351
                                                   ---------------------------------------------------------

In addition to the emoluments shown above, consequent upon the termination of their employment by the Company, three of the directors who resigned received the following payments by way of compensation for breach of contract for the year ended 30 June 1998:

Mr RE Richardson - /pound sterling/356,500 together with an additional pension contribution of /pound sterling/49,680
Mr WA McClue     - /pound sterling/17,500
Mr RJJ Wickham   - /pound sterling/4,375

Under the terms of their consultancy agreements with the Company, former directors, Messrs. C E Davies and P A C Fox received payments during the period of /pound sterling/31,000 and /pound sterling/41,123 respectively. Their agreements terminated in November 1997.

                                                                        RING PLC

NOTES TO THE FINANCIAL STATEMENTS

Directors' pension information

Retirement benefits are provided under money purchase schemes, on an individual basis.

                                                 Contributions paid
                                           2000          1999         1998
                                          /pound        /pound       /pound
                                         sterling/     sterling/    sterling/
                                           '000          '000         '000

JM Hall                                      16            14           12
AF Welham                                    10             9            6
RE Richardson                                --            --            2
                                         ------------------------------------
                                             26            23           20
                                         ------------------------------------

7 INTEREST RECEIVABLE, PAYABLE AND SIMILAR CHARGES

                                                                       2000        1999       1998
                                                                      /pound      /pound     /pound
                                                                     sterling/   sterling/  sterling/
                                                                       '000        '000       '000
Interest receivable
On cash deposits                                                          9          40           4
                                                                     -------------------------------
Interest payable and similar charges
Bank loans and overdrafts and other loans repayable within 5 years      129         171         684
Other loans                                                               1          17           5
Finance lease charges                                                    75          77          63
Other                                                                    49          --           5
                                                                     -------------------------------
                                                                        254         265         757
                                                                     -------------------------------

                                                                        RING PLC

NOTES TO THE FINANCIAL STATEMENTS

8 TAXATION

                                                                                    2000          1999          1998
                                                                                   /pound        /pound        /pound
                                                                                  sterling/     sterling/     sterling/
                                                                                    '000          '000          '000
The charge based on the profit/(loss) for the year comprises:
Current year
Corporation tax at 30% (1999: 30.75%, 1998: 31%)                                      831         1,162          530
Overseas tax                                                                           --            --          (42)
Deferred tax                                                                          115          (118)          49
                                                                                  ------------------------------------
                                                                                      946         1,044          537
Adjustments relating to prior years                                                   (65)           (7)         (99)
                                                                                  ------------------------------------
                                                                                      881         1,037          438
                                                                                  ------------------------------------

9 DIVIDENDS

                                                                                    2000          1999          1998
                                                                                   /pound        /pound        /pound
                                                                                  sterling/     sterling/     sterling/
                                                                                    '000          '000          '000
Preference - non-equity shares                                                        511           543          509
Ordinary - equity shares - Interim dividend 0.6p per share                             --           232           --
                         - Final dividend proposed 1.2p per share (1998: 1.6p)         --           464          634
                                                                                  ------------------------------------
                                                                                      511         1,239        1,143
                                                                                  ------------------------------------

At 30 June 1999 dividends on shares held by the Ring Employee Share Ownership Plan (ESOP) trust were waived except for 0.01p per share. At 30 June 1999 the trustees of the ESOP held 987,180 ordinary shares.

10 INTANGIBLE FIXED ASSETS

                                         30 June        30 June
                                           2000           1999
                                          /pound         /pound
                                         sterling/      sterling/
                                           '000           '000
Cost
At 1 July                                  2,323             --
Additions (note 21)                           --          2,323
                                           -----          -----
At 30 June                                 2,323          2,323
                                           -----          -----
Amortisation
At 1 July                                     65             --
Charge for year                              116             65
                                           -----          -----
At 30 June                                   181             65
                                           -----          -----
Net book amounts
At 30 June                                 2,142          2,258
                                           -----          -----

Intangible fixed assets comprises goodwill relating to the acquisitions of P H Products Limited and Arctic Products Limited.

                                                                        RING PLC

NOTES TO THE FINANCIAL STATEMENTS

11 TANGIBLE FIXED ASSETS

a) YEAR ENDED 30 JUNE 2000

                                            Freehold       Long       Short      Plant,
                                            land and    leasehold   leasehold   equipment
                                            buildings    property    property  and vehicles  Total
                                             /pound       /pound      /pound     /pound      /pound
                                            sterling/    sterling/   sterling/  sterling/   sterling/
                                              '000         '000        '000       '000        '000

Cost
At 1 July 1999                                 536          774         150       8,142        9,602
Additions                                       --           --          --       1,443        1,443
Disposals                                     (193)          --          --      (3,152)      (3,345)
Disposal of subsidiary undertaking              --           --          --        (539)        (539)
                                              ------------------------------------------------------
At 30 June 2000                                343          774         150       5,894        7,161
                                              ------------------------------------------------------
Depreciation
At 1 July 1999                                  67          185         149       5,976        6,377
Charge for year                                  2           18           1         985        1,006
Disposals                                      (43)          --          --      (3,038)      (3,081)
Disposal of subsidiary undertaking              --           --          --        (502)        (502)
                                              ------------------------------------------------------
At 30 June 2000                                 26          203         150       3,421        3,800
                                              ------------------------------------------------------
Net book amounts
At 30 June 2000                                317          571          --       2,473        3,361
                                              ------------------------------------------------------
At 1 July 1999                                 469          589           1       2,166        3,225
                                              ------------------------------------------------------

b) YEAR ENDED 30 JUNE 1999

                                            Freehold       Long       Short      Plant,
                                            land and    leasehold   leasehold   equipment
                                            buildings    property    property  and vehicles  Total
                                             /pound       /pound      /pound     /pound      /pound
                                            sterling/    sterling/   sterling/  sterling/   sterling/
                                              '000         '000        '000       '000        '000

Cost
At 1 July 1998                                 599          774         150       7,354        8,877
Additions                                       --           --          --       1,316        1,316
Acquisition of subsidiary undertakings          --           --          --          86           86
Disposals                                      (63)          --          --        (614)        (677)
                                               -----------------------------------------------------
At 30 June 1999                                536          774         150       8,142        9,602
                                               -----------------------------------------------------
Depreciation
At 1 July 1998                                  92          163         149       5,446        5,850
Charge for year                                  2           22          --       1,016        1,040
Disposals                                      (27)          --          --        (486)        (513)
                                               -----------------------------------------------------
At 30 June 1999                                 67          185         149       5,976        6,377
                                               -----------------------------------------------------
Net book amounts
At 30 June 1999                                469          589           1       2,166        3,225
                                               -----------------------------------------------------
At 1 July 1998                                 507          611           1       1,908        3,027
                                               -----------------------------------------------------

The net book amounts of plant, equipment and vehicles includes /pound sterling/1,040,000 (1999: /pound sterling/1,095,000) in respect of leased assets.

Included in freehold land and buildings at 30 June 2000 is land with a net book value of /pound sterling/295,000 (1999: /pound sterling/295,000) which is not depreciated.

                                                                        RING PLC

NOTES TO THE FINANCIAL STATEMENTS

12 FIXED ASSET INVESTMENTS

                                             30 June      30 June
                                              2000          1999
                                             /pound       /pound
                                            sterling/    sterling/
                                              '000         '000

Investment in own shares                       305           299
                                              ---------------------


The Ring Employee Share Ownership Plan (ESOP) trust was established in 1995 to hedge the future obligations of the Group in respect of shares awarded under share option schemes. At 30 June 2000 they held 986,680 (1999: 987,180) ordinary shares with a market value at that date of /pound sterling/493,000 (1999: /pound sterling/331,000). At 30 June 1999 dividends on shares held by the ESOP were waived except for 0.01p per ordinary share.

As required by UITF Abstract 13 (Accounting for ESOP Trusts) the assets and liabilities of the ESOP have been recognised as the assets and liabilities of the sponsoring company. The administration costs of the ESOP trust are charged to the profit and loss account of the Group as they accrue.

Where appropriate provision has been made against the cost of the shares held in the Company's ESOP scheme reflecting the diminution in the value of the shares held.

13 STOCKS

                                             30 June      30 June
                                              2000         1999
                                             /pound       /pound
                                            sterling/    sterling/
                                              '000         '000

Raw materials and consumables                   464          507
Finished goods                               12,485       11,331
                                             -------------------
                                             12,949       11,838
                                             -------------------

                                                                        RING PLC

NOTES TO THE FINANCIAL STATEMENTS

14 DEBTORS

                                                                      30 June      30 June
                                                                       2000         1999
                                                                      /pound       /pound
                                                                     sterling/    sterling/
                                                                       '000         '000
Amounts falling due within one year:
Trade debtors                                                          14,930       13,832
Other debtors                                                             248          219
Prepayments and accrued income                                            181          247
Corporation tax and ACT recoverable                                        --          486
Deferred taxation (note 17)                                                --          115
Deferred consideration for sale of operations
of subsidiary undertakings                                                103           66
                                                                       --------------------
                                                                       15,462       14,965
Amounts falling due after more than one year:
Deferred consideration for sale of operations of
subsidiary undertakings                                                   113          140
                                                                       --------------------
                                                                       15,575       15,105
                                                                       --------------------

15 CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                      30 June      30 June
                                                                       2000         1999
                                                                      /pound       /pound
                                                                     sterling/    sterling/
                                                                       '000         '000
Bank overdrafts and short term bank loans (secured)                      516           70
Other secured bank loans                                                  --          142
Other loans                                                               --            4
Deferred consideration for acquisition of subsidiaries (note 21)          75          303
Trade creditors                                                       11,506       11,554
Other taxation and social security                                     1,010          970
Other creditors and accruals                                           6,922        5,879
Obligations under finance leases                                         532          492
Corporation tax and ACT payable                                        1,290        1,428
Proposed equity dividends                                                 --          696
Non-equity dividends                                                     231          231
                                                                     ----------------------
                                                                      22,082       21,769
                                                                     ----------------------

/pound sterling/nil (1999: /pound sterling/142,000) of the secured bank loans are secured by charges over the borrowing subsidiary companies' assets, the remainder being secured on assets of the Group.

                                                                        RING PLC

NOTES TO THE FINANCIAL STATEMENTS

16 CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                     30 June      30 June
                                      2000         1999
                                     /pound       /pound
                                    sterling/    sterling/
                                      '000         '000

Obligations under finance leases       413          546
                                    ---------    ---------

The total borrowings of the Group (including finance leases) are repayable as follows:

                                        Bank loans         Finance leases and
                                      and overdrafts        other borrowings
                                    2000        1999        2000         1999
                                   /pound      /pound      /pound       /pound
                                  sterling/   sterling/   sterling/    sterling/
                                    '000        '000        '000         '000

Within one year                     516          212         532         496
Between one and two years            --           --         320         369
Between two and five years           --           --          93         177
                                  ----------------------------------------------
                                    516          212         945       1,042
                                  ----------------------------------------------

                                                                        RING PLC

NOTES TO THE FINANCIAL STATEMENTS

17 DEFERRED TAXATION

Movements in deferred taxation assets during the year are as follows:

                                                                               2000         1999
                                                                              /pound       /pound
                                                                             sterling/    sterling/
                                                                               '000         '000
At 1 July                                                                       115           --
(Charged)/credited during the year                                             (115)         118
Acquired on purchase of a subsidiary undertaking (note 21)                       --           (3)
                                                                             -----------------------
At 30 June                                                                       --          115
                                                                             -----------------------

Deferred taxation assets recognised in the accounts and the amounts not recognised, calculated at the rate of 30% (1999: 30%), are as follows:

                                                          Recognised            Not recognised
                                                        2000        1999          2000        1999
                                                       /pound      /pound        /pound      /pound
                                                      sterling/   sterling/     sterling/   sterling/
                                                        '000        '000          '000        '000
Capital allowances                                       --           --           142         136
Other timing differences                                 --          115           468         272
Losses carried forward                                   --           --            61          50
                                                      -----------------------------------------------
                                                         --          115           671         458
                                                      ------------------------------------------------

18 MINORITY INTERESTS

This represents the external ownership of portions of the issued preference shares of various subsidiary companies. The movement during the year was:

                                         2000                                    1999
                          Marshall's    Newton                   Marshall's     Newton
                          Universal      Mill          Total     Universal       Mill        Total
                            /pound      /pound        /pound      /pound        /pound      /pound
                           sterling/   sterling/     sterling/   sterling/     sterling/   sterling/
                             '000        '000          '000        '000          '000        '000
At 1 July                      644         99            743        644            99         743
Redeemed during the year      (644)        --           (644)        --            --          --
                           -------------------------------------------------------------------------
At 30 June                      --         99             99        644            99         743
                           --------------------------------------------------------------------------

19 CALLED-UP SHARE CAPITAL

The authorised and allotted share capital at 30 June 2000 and 1999 was:

                                                                            Allotted, called-up
                                                         Authorised           and fully paid
                                                      2000        1999        2000       1999
                                                     /pound      /pound      /pound     /pound
                                                    sterling/   sterling/   sterling/  sterling/
                                                      '000        '000        '000       '000
Equity shares
Ordinary shares of 50p each                          28,250      28,250      19,823      19,823
                                                     ------------------------------------------
Non-equity shares
19.2% convertible preference shares of 25p each       5,000       5,000       2,373       2,373
3.5% cumulative preference shares of 62.5p each          13          13          13          13
                                                     ------------------------------------------
                                                      5,013       5,013       2,386       2,386
                                                     ------------------------------------------
Total                                                33,263      33,263      22,209      22,209
                                                     ------------------------------------------

The holders of the convertible preference shares of 25p each are entitled to receive in priority to the equity shareholders a fixed cumulative dividend of 19.2% per annum until 1 January 2004. From 1 January 1996, the shares can be converted into fully paid equity shares on the basis of two ordinary 50p shares for every five 25p preference shares. Any outstanding preference shares at 1 January 2004 shall automatically convert into fully paid ordinary shares on the same basis. The holders of the preference shares are not entitled to vote at general meetings so long as dividends are not greater than six months in arrears. On a winding-up, the assets available for distribution shall be applied to repaying the preference shareholders, in priority to the equity shareholders, at a rate of /pound sterling/1 per fully paid share and arrears of dividends due.

The holders of the cumulative preference shares of 62.5p each are entitled to receive, with equal priority to the convertible preference shareholders, a fixed dividend of 3.5% per annum. Voting rights and entitlement to assets on a winding-up are identical to those held by the holders of the convertible preference shares.

                                                                        RING PLC

NOTES TO THE FINANCIAL STATEMENTS

20 RESERVES

                                                      2000                                   1999
                                         Share    Other non-     Profit and      Share    Other non-     Profit and
                                        premium  distributable  loss account    premium  distributable  loss account
                                        /pound      /pound        /pound        /pound      /pound        /pound
                                       sterling/   sterling/     sterling/     sterling/   sterling/     sterling/
                                         '000        '000          '000          '000        '000          '000
Group
At 1 July                               10,405       1,050       (21,659)       10,405       1,050       (22,605)
Goodwill reinstated on disposals            --          --           393            --          --            --
(Accumulated deficit)/retained
  profit for the financial year             --          --          (349)           --          --           946
                                        --------------------------------        --------------------------------
At 30 June                              10,405       1,050       (21,615)       10,405       1,050       (21,659)
                                        --------------------------------        --------------------------------

The cumulative amount of goodwill written off directly against reserves in relation to acquisitions, net of goodwill relating to businesses disposed of, is /pound sterling/25,506,000 (1999: /pound sterling/25,899,000).

21 ACQUISITIONS AND DISPOSALS

a) Year ended 30 June 2000

Acquisitions

During the year the Group, in accordance with the terms of the purchase agreement, made a deferred consideration payment of /pound sterling/228,000 in respect of the acquisition of Arctic Products Limited in April 1999. The amount was fully provided for in the accounts for the year ended 30 June 1999.

Disposals

On 29 November 1999 the Group disposed of M&F Components Limited.

Details of the net tangible assets disposed of are:

                                                 /pound          /pound
                                                sterling/       sterling/
                                                  '000            '000

Consideration (net of costs)                                        65

Fixed assets                                        37
Stocks                                             689
Debtors                                          1,121
Creditors                                         (969)
Overdraft                                         (839)
Corporation Tax                                     (1)
                                                ------
                                                                    38
                                                                ------
Profit on disposal before goodwill reinstated                       27

Goodwill reinstated                                               (393)
                                                                ------
Loss on disposal (note 4)                                         (366)
                                                                ------

                                                                        RING PLC

NOTES TO THE FINANCIAL STATEMENTS

b) Year ended 30 June 1999

Acquisitions

On 7 August 1998 the Group acquired the entire issued share capital of P H Products Ltd for /pound sterling/1.4m. On 22 April 1999 the Group acquired the entire issued share capital of Arctic Products Ltd for /pound sterling/1.1m with a deferred consideration of up to /pound sterling/227,500 dependant upon the profit before tax for the year ended 30 September 1999. The directors believe that it is likely that the deferred consideration will be payable and that has been assumed in the calculation of total consideration payable below.

                                                      Book value
                                                    at acquisition
                                                        /pound
                                                       sterling/
                                                         '000
Net assets acquired:
Tangible fixed assets                                      86
Stocks                                                    170
Debtors                                                   378
Cash at bank and in hand                                  212
Taxation                                                  (71)
Creditors                                                (382)
Obligations under finance leases                           (4)
Deferred taxation                                          (3)
                                                       ------
                                                          386
Goodwill                                                2,323
                                                       ------
Total consideration (including expenses incurred)       2,709
                                                       ------

The consideration was satisfied as follows:             /pound
                                                       sterling/
                                                         '000

Cash consideration                                      2,406
Warranty retention                                         75
Deferred consideration                                    228
                                                       ------
                                                        2,709
                                                       ------

In the opinion of the directors there is no material difference between the book values of the net assets acquired and their fair values.

c) Year ended 30 June 1998

Acquisitions

During the year the Group, in accordance with the terms of the respective purchase agreements, made deferred consideration payments in respect of these prior years acquisitions:

                                                 /pound
                                                sterling/
                                                  '000

Lighten Point Corporation Europe Ltd              2,000
Grove Products (Caravan Accessories) Ltd            350
                                                 -------
                                                  2,350
                                                 -------

These amounts had been fully provided for in the accounts for the year ended 30 June 1997.

                                                                        RING PLC

NOTES TO THE FINANCIAL STATEMENTS

Disposals

On 10 November 1997 the Group disposed of its Engineering Division to Broomco, a newly formed company, which is a subsidiary of IMI, an investment company. The consideration of /pound sterling/17.7m was adjusted in accordance with the disposal agreement for the division's net taxation liability (/pound sterling/0.3m) and net bank loans and overdrafts (/pound sterling/0.8m) which were assumed by the purchaser.

On 11 November 1997 Ptarmigan (Porth) Ltd (formerly known as Gainsborough (Porth) Ltd) sold its business to Gainsborough Decorations Ltd for a consideration of /pound sterling/1.

On 21 May 1998 the entire share capital of Mary Ford Publications Ltd was sold for a consideration of /pound sterling/60,000 to Michael O'Mara Holdings Ltd.

On 26 June 1998 the entire share capital of Ptarmigan Hotels Ltd was sold to Tradeway Consultants Ltd. The consideration of /pound sterling/345,000 payable on completion is subject to an adjustment in accordance with the terms of the disposal agreement to eliminate net current assets or liabilities at the completion date. A provision of /pound sterling/9,000 has been made in the accounts for this adjustment.

                                                              Net tangible
                                                                 assets
                                                               disposed of
                                                                 /pound
                                                                sterling/
                                                                  '000

Fixed assets                                                     4,725
Stocks                                                           5,870
Debtors                                                          6,878
Creditors (including hire purchase liabilities)                 (6,525)
Corporation tax                                                   (324)
Deferred tax                                                       (32)
                                                              ----------
                                                                10,592
Minority interest                                                 (104)
                                                              ----------
                                                                10,488
Goodwill reinstated on disposal                                 23,514
                                                              ----------
                                                                34,002

Loss on sale of Engineering Division                           (17,980)
Loss on sale of Gainsborough (Porth) Ltd business                  (59)
Loss on sale of Ptarmigan Hotels Ltd                              (112)
Loss on sale of Mary Ford Publications Ltd                          (8)
                                                              ----------
                                                               (18,159)
                                                              ----------

                                                                15,843
                                                              ----------

Discharged by:
Cash received (net of expenses)                                 15,069
Other secured loans assumed by purchaser                           154
Net overdrafts assumed by purchaser                                620
                                                              ----------
                                                                15,843
                                                              ----------

Net cash flow from acquisitions and disposals

                                                               /pound
                                                              sterling/
                                                                '000

Cash received from current year disposals                       15,689
Deferred consideration from prior year disposals                    94
Deferred consideration relating to prior year acquisitions      (2,350)
                                                              ----------
                                                                13,433
                                                              ----------

                                                                        RING PLC

NOTES TO THE FINANCIAL STATEMENTS

22 RECONCILIATION OF OPERATING PROFIT TO OPERATING CASH FLOWS

                                                                                            2000          1999          1998
                                                                                           /pound        /pound        /pound
                                                                                          sterling/     sterling/     sterling/
                                                                                            '000          '000          '000
Operating profit                                                                            2,274         3,467         3,050
Depreciation charges                                                                        1,006         1,040         1,376
Amortisation of goodwill                                                                      116            65            --
Provision to write down ESOP investment                                                        --            --            31
Profit on disposal of fixed assets                                                            (26)          (70)           --
Provision against recovery of deferred consideration                                           50            --            --
Revaluation of investment in own shares                                                        (6)           --            --
(Increase)/decrease in stocks                                                              (1,800)          133          (943)
Increase in debtors                                                                        (2,126)       (3,152)         (713)
Increase in creditors                                                                       1,352         2,375         1,602
                                                                                          -------------------------------------
Net cash inflow from operating activities                                                     840         3,858         4,403
                                                                                          -------------------------------------

23 ANALYSIS OF CASH FLOWS FOR HEADINGS NETTED IN THE CASH FLOW STATEMENT

                                                                                            2000          1999          1998
                                                                                           /pound        /pound        /pound
                                                                                          sterling/     sterling/     sterling/
                                                                                            '000          '000          '000
Returns on investments and servicing of finance
Interest received                                                                              9             43             4
Interest paid                                                                               (203)          (165)         (952)
Preference dividends paid                                                                   (511)          (543)         (511)
Interest element of finance lease rental payments                                            (75)           (77)          (63)
                                                                                          -------------------------------------
Net cash outflow from returns on investments and servicing of finance                       (780)          (742)       (1,522)
                                                                                          -------------------------------------
Capital expenditure and financial investment
Purchase of tangible fixed assets, net of leasing finance                                   (966)          (436)         (546)
Sale of tangible fixed assets                                                                290            234           624
Purchase of investments                                                                       --           (239)           --
                                                                                          -------------------------------------
Net cash (outflow)/inflow from capital expenditure and financial investment                 (676)          (441)           78
                                                                                          -------------------------------------
Acquisitions and disposals
Purchase of subsidiary undertakings                                                           --         (2,406)           --
Net cash balances acquired with subsidiary undertakings (note 21)                             --            212            --
Net cash balances transferred on sale of subsidiary undertakings (note 21)                   839             --           620
Sale of subsidiary undertakings and deferred consideration from prior year disposals           7             47        15,163
Release of warranty retention from prior year disposals (note 4)                              --            500            --
Costs associated with acquisitions in prior years                                           (228)            --        (2,350)
                                                                                          -------------------------------------
Net cash inflow/(outflow) from acquisitions and disposals                                    618         (1,647)       13,433
                                                                                          -------------------------------------
Financing
Debt due within a year:
- repayment of loans                                                                        (146)          (713)       (1,932)
Debt due beyond a year:
- repayment of loans                                                                          --           (520)       (4,111)
Capital element of finance lease rental payments                                            (570)          (508)         (560)
Redemption of preference shares (note 18)                                                   (644)            --            --
                                                                                          -------------------------------------
Net cash outflow from financing                                                           (1,360)        (1,741)       (6,603)
                                                                                          -------------------------------------

                                                                        RING PLC

NOTES TO THE FINANCIAL STATEMENTS

24 FINANCIAL COMMITMENTS

Authorised future capital expenditure amounted to:

                        30 June     30 June
                          2000        1999
                         /pound     /pound
                        sterling/  sterling/
                          '000       '000

Contracted                  68         72
                         --------------------

The annual commitment under non-cancellable operating leases was as follows:

                                     2000                      1999
                                           Plant,                     Plant,
                            Land and     equipment     Land and     equipment
                            buildings  and vehicles    buildings  and vehicles
                             /pound       /pound        /pound       /pound
                            sterling/    sterling/     sterling/    sterling/
                              '000         '000          '000         '000
Leases expiring:
  Within one year               11          119            --           61
  Within one to two years       --            1            36          109
  Within two to five years      79          113            78          201
  Thereafter                   818           --           685           --
                               ---------------------      ---------------------
                               908          233           799          371
                               ---------------------      ---------------------


25 PENSIONS

The Group operates a contracted out defined benefit pension scheme covering certain current subsidiary companies of the Group and, until its disposal in November 1997, a number of companies included in the Engineering Division.

The scheme is administered externally and the assets are held separately by professional investment managers. The scheme is funded by contributions from members at 5% of pensionable salary and by contributions from current participating companies at rates recommended by the Actuary. The amount charged to the profit and loss account during the year to 30 June 2000 was /pound sterling/59,000 (1999: /pound sterling/82,000) (1998: /pound sterling/249,000).

The last completed triennial actuarial valuation of the scheme was carried out as at 5 April 1997, prior to the disposal of the Engineering Division. The actuarial valuation used the projected unit method, the principal assumptions on a continuing prospective rights basis being an investment return of 9% per annum, salary increases of 7.5% per annum and dividend growth of 4.25% per annum. The valuation indicated that the market value of the assets as at the valuation date represented 102% of the benefits that had accrued to members after allowing for expected future salary increases.

On disposal of the Engineering Division in November 1997, the active members of the relevant companies were transferred out of the pension fund at a transfer value calculated in accordance with the sale and purchase agreement. As a result of the disposal and the resultant transfer the scheme demography altered considerably, the remaining number of active members amount to only 4% of the total membership. Taking this into account a partial valuation of the scheme was completed by the Actuary on the basis of assumptions more appropriate to the scheme's current and likely future circumstances. The results, received during the year, indicated that the scheme was underfunded. The Group therefore provided for additional contributions and an amount of /pound sterling/520,000 (including expenses) was charged in the year to 30 June 1999 (note 4). The investment strategy was also revised.

A further actuarial valuation is being carried out and indicates that the level of under funding created as outlined above has increased. The Group is therefore to make additional contributions to the scheme in respect of which /pound sterling/620,000 has been charged in the financial statements for the year ended 30 June 2000.

The Group also operates a defined contribution scheme covering the remaining subsidiary companies of the Group.

                                                                        RING PLC

NOTES TO THE FINANCIAL STATEMENTS

26 CONTINGENT LIABILITIES

                                                      2000        1999
                                                     /pound     /pound
                                                    sterling/  sterling/
                                                      '000       '000

Guarantee in favour of HM Customs & Excise
in respect of deferment of import duties and VAT       962        762
                                                      -----      -----

27 POST BALANCE SHEET EVENT

Further to an Offer Document issued on behalf of Catalina International PLC setting out terms to acquire the ordinary and convertible preference share capital of the Company, dated 1 June 2000 (the "Offer"), on 5 July 2000 the Offer was declared unconditional and the Company became a wholly owned subsidiary of Catalina Lighting, Inc.

On 17 August 2000 the Company ceased to be listed on the London Stock Exchange.

A resolution was passed on the 22 August 2000 that the Company re-register as a private limited company. The statutory notice period had not expired at the date of this report and therefore the Company is still trading as Ring PLC.

                                                                        RING PLC

NOTES TO THE FINANCIAL STATEMENTS

28 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UK GAAP AND US GAAP

The Group's consolidated financial statements are prepared in accordance with UK GAAP, which differs in certain significant respects from US GAAP. These differences, together with the approximate effects of the adjustments to the loss/profit for the financial year and shareholders' equity, relate principally to the items set out below.

(a)   Goodwill and other intangible assets

      Under UK GAAP, goodwill arising on acquisitions made after December 31 1997 has been capitalised as an intangible fixed asset and is being amortised through the profit and loss account over its economic life. Goodwill arising on acquisitions made prior to January 1 1998 was eliminated against equity reserves. Under US GAAP, the excess of the fair value of the consideration paid over the fair value of the net assets acquired is first allocated to identifiable intangible assets with the remaining amount assigned to goodwill. Identifiable intangible assets which are immaterial and goodwill are capitalised and amortised over their estimated useful lives. Amortization periods of no more than 20 years have been applied in respect to goodwill arising on acquisition.

      In the application of purchase accounting the fair value of certain assets acquired and liabilities assumed is measured differences under UK GAAP and US GAAP, resulting in a difference in the recorded amounts of these assets, liabilities and resulting goodwill.

      Under UK GAAP the profit and loss on disposal of a business acquired prior to January 1 1998 is calculated after taking account of any goodwill written off to equity reserves. Under US GAAP an adjustment to the UK GAAP profit and loss is made in respect of goodwill previously amortised.

(b)   ESOP shares

      Under UK GAAP, ESOP shares are carried as fixed asset investments. Under US GAAP, ESOP shares are presented as a reduction of equity shareholders' funds.

(c)   Ordinary dividends

      Under UK GAAP, proposed dividends on ordinary shares, as recommended by the directors, are deducted from shareholders' funds and shown as a liability in the Group's balance sheet at the end of the year to which they relate. Under US GAAP, such dividends are deducted from shareholders' funds at the date of declaration of the dividend.

(d)   Pensions

      Under UK GAAP the expected cost of pensions is charged to the Group's profit and loss account so as to spread the cost of pensions over the expected service lives of employees. Surpluses arising from the actuarial valuation are similarly spread. Under US GAAP costs and surpluses are also spread over the expected service lives but based on prescribed actuarial assumptions, allocation of costs and valuation methods which differ from those used for UK GAAP. Based upon the Group's actuarial valuation, the pension liability recorded did not exceed the unrecognized prior service cost. This deficit is reported as a reduction of other comprehensive income, which is a component of shareholders' equity.

(e)   Current assets and liabilities

      Current assets and liabilities under UK GAAP include amounts which fall due after more than one year. Under US GAAP such assets and liabilities would be reclassified as non current assets.

                                                                        RING PLC

NOTES TO THE FINANCIAL STATEMENTS

(f)   Deferred consideration

      The Group recognises a liability for deferred and contingent consideration on acquisitions expected to be payable in the future. Under US GAAP, such consideration is only recognised when a liability actually arises.

(g)   Deferred taxation

      Under UK GAAP, deferred taxation is provided under the liability method, unless there is reasonable certainty that such deferred taxation will not become payable in the foreseeable future. Deferred tax assets are recognised where recovery in the following year is certain. Under US GAAP, deferred taxation is accounted for in accordance with SFAS 109 "Accounting for Income Tax". Deferred taxation is recognised for all temporary differences which result in taxable or tax deductible amounts in future years, subject to a valuation allowance to reduce the deferred tax asset if it is more likely than not that the related tax benefit will not be realised. Deferred taxation also arises in relation to the tax effects of certain other US GAAP adjustments.

(h)   Share option schemes

      For the Group's share option schemes, the difference of the option price and the market price of the shares when the options are awarded is charged to compensation cost over the period in respect of the performance conditions apply. To the extent the award is adjusted by virtue of the performance conditions being met or not, the compensation cost is adjusted in line with this. Under US GAAP, the cost is calculated as the difference between the option price and the market price at the end of each period in respect of which performance conditions apply. Under the requirements of APB Opinion No. 25, any compensation cost would be amortized over the period from the date the options are granted to the date they are first exercisable.

      Save-as-you-earn (SAYE) schemes generally grant shares to employees at a discount to fair value at the date of grant. No compensation cost is recognized for such awards. Under US GAAP, this discount provided to employees would be recorded as compensation cost over the vesting period. The Group's SAYE options were granted at fair value at the date of grant therefore no compensation cost was recorded.

Classification differences between UK and US GAAP

Statement of cash flows

Under UK GAAP, cash flows are presented for operating activities, returns on investment and servicing of finance, taxation paid, capital expenditure, acquisitions and disposals, dividends paid and financing activities. Under UK GAAP, each includes cash in hand and cash on deposit, net of bank overdrafts.

Under US GAAP, cash flows are reported as operating, investing and financing activities. Cash flows from taxation and returns on investment and servicing of finance would, with the exception of ordinary dividends paid, be included as operating activities. The payment of dividends would be included under financing activities. Cash and cash equivalents would include cash and short-term investments with original maturities of three months or less.

Exceptional items

Under UK GAAP, certain exceptional items identified in the Group's financial statements would not be considered exceptional and would be treated as part of income from continuing operations.

Discontinued operations

Under UK GAAP and US GAAP have different criteria for determining discontinued operations. As a result, the operations of Engineering division, which are discontinued for UK GAAP would qualify as continuing operations under US GAAP.

Disclosures

In general, the disclosure requirements for UK GAAP are not as extensive as those required by US GAAP. Areas where US GAAP requires specific additional disclosures include: significant customers and suppliers, related party transactions, use of estimates, income taxes, business segment reporting, pensions, financial instruments, fair values, earnings per share, commitments and contingencies, comprehensive income and subsequent events.

                                                      2000        1999
                                                     /pound     /pound
Net profit                                          sterling/  sterling/
for the year ended 30 June                            '000       '000
------------------------------------------------------------------------

Net profit for the financial year in
 accordance with UK GAAP                               162      2,185

US GAAP adjustments:
Amortisation of goodwill and other intangibles      (2,449)    (2,031)
Deferred taxation                                      101        172
Pension costs                                          341        335
Share option expense                                   (37)        (4)
                                                    ------------------
Net (loss) profit for the financial year in
 accordance with US GAAP                            (1,882)       657
                                                    ------------------

                                                      2000        1999
                                                     /pound     /pound
Shareholders' funds                                 sterling/  sterling/
at 30 June                                            '000       '000
------------------------------------------------------------------------

Shareholders' funds
 in accordance with UK GAAP                          12,049     12,005

US GAAP adjustments:
Goodwill and other intangibles                       13,585     16,427
Deferred tax assets                                     736        635
Pension costs liabilities                              (416)      (757)
Excess of minimum pension liability over
 unrecognised prior service cost                       (793)      (827)
Dividends                                                 0        464
ESOP                                                   (305)      (299)
                                                    ------------------
Shareholders' funds in accordance with US GAAP       24,856     27,648
                                                    ------------------

                                                      2000        1999
                                                     /pound     /pound
Cash flow statement                                 sterling/  sterling/
for the years ended 30 June                           '000       '000
------------------------------------------------------------------------

Net cash (outflow)/inflow from operating activities    (359)     2,453
Net cash (outflow) from investing activities            (58)    (2,088)
Net cash (outflow) from financing activities         (1,610)    (2,425)
                                                    ------------------
Net (decrease) in cash and cash equivalents per
 US GAAP                                             (2,027)    (2,060)

Cash and cash equivalents at beginning of year        2,338      4,398
                                                    ------------------
Cash and cash equivalents at end of year                311      2,338
                                                    ------------------

                                                                        RING PLC

NOTES TO THE FINANCIAL STATEMENTS

Recent ASB and FASB pronouncements

In June 2000, the US Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 138 ("SFAS 138"), "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133." This statement incorporates the requirements of SFAS 133 which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. This statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. The Group is currently assessing any impact on its financial statements.

In June 2000, the SEC staff issued Staff Accounting Bulletin (SAB) 101B, "Second
Amendment: Revenue Recognition in Financial Statements" which delays the implementation date of SAB 101, "Revenue Recognition in Financial Statements", for registrants to the fourth quarter of fiscal years that begin after December 15, 1999. SAB 101 addresses the timing and extent of recognition of revenue in financial statements. The Group is currently assessing any impact on its financial statements.